Exhibit 99.1

Cheetah Net Supply Chain Service Inc. Signs Definitive Agreement to Acquire Edward Transit Express Group Inc.

CHARLOTTE, January 30, 2024 (GLOBE NEWSWIRE) – Cheetah Net Supply Chain Service Inc. (“Cheetah” or the “Company”) (Nasdaq CM: CTNT) today announced that it has executed a definitive agreement and its amendment thereto (the “Agreement”) for the acquisition (the “Acquisition”) of Edward Transit Express Group Inc. (“Edward”), a California-based global inbound non-vessel operating common carrier specializing in ocean and air transportation services. This strategic move marks Cheetah’s inaugural investment in the logistics sector. The Acquisition is expected to close within 20 calendar days from the signing of the Agreement.

Chairman and CEO Tony Liu commented, “[w]ith the Agreement now executed, we look forward to closing the Acquisition and to integrating Edward’s operations into Cheetah as soon as possible. We expect Edward’s logistics and warehousing services to reduce Cheetah’s operating overhead and, more importantly, to jumpstart Cheetah’s ability to offer these services to third-party parallel-import dealers. The Acquisition begins a new chapter in Cheetah’s plans to become an international provider of comprehensive and integrated supply chain solutions.”

The total Acquisition cost includes a cash payment of $300,000 and a share consideration involving the issuance of Cheetah’s unregistered Class A common stock (the “Share Consideration”). The per-share price for the Share Consideration will be determined at 80% of the average closing price over the last ten business days preceding the execution of the Agreement, resulting in a market value of $1,200,000. Following the Acquisition, Cheetah will own 100% of Edward.

Established in 2010, Edward provides weekly consolidation services through its agency network system. These services are catered to loose cargoes and full containers for both inbound and outbound shipments.

About Cheetah Net Supply Chain Service Inc.

Cheetah is a supplier of parallel-import vehicles sourced in the U.S. to be sold in the PRC market. In the PRC, parallel-import vehicles refer to those purchased by dealers directly from overseas markets and imported for sale through channels other than brand manufacturers’ official distribution systems. The Company purchases automobiles, primarily luxury brands such as Mercedes, BMW, Porsche, Lexus, and Bentley, from the U.S. market and resells them to the Company’s customers, including both U.S. and PRC parallel-import car dealers. The Company derives profits primarily from the price difference between the Company’s buying and selling prices for parallel-import vehicles.

Forward-Looking Statements

This press release contains certain forward-looking statements, including statements that are predictive in nature. Forward-looking statements are based on the Company’s current expectations and assumptions. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. These statements may be identified by the use of forward-looking expressions, including, but not limited to, “anticipate,” “believe,” “continue,” “estimate,” “expect,” “future,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in the Company’s filings with the U.S. Securities and Exchange Commission, including its registration statement on Form S-1, as amended, under the caption “Risk Factors.”

For more information, please contact:

Cheetah Net Supply Chain Service Inc.

Investor Relations

(704) 826-7280

ir@cheetah-net.com